EXHIBIT 99.2

LADENBURG ANNOUNCES INITIATION OF QUARTERLY DIVIDEND
ON COMMON STOCK

MIAMI, FL, August 9, 2017 -- Ladenburg Thalmann Financial Services Inc. (NYSE American: LTS, LTS PrA), a diversified financial services company, today announced it intends to pay a regular quarterly cash dividend to holders of its common stock. “The decision by Ladenburg’s Board of Directors to initiate a dividend represents a significant milestone in the company’s history and demonstrates confidence in our growth prospects, free cash flow generation and financial outlook over the long term,” said Dr. Phillip Frost, Chairman of Ladenburg.

“This dividend program reinforces our commitment to delivering value to our shareholders, while continuing to invest in our business and maintaining our strong capital position,” said Richard Lampen, President and Chief Executive Officer of Ladenburg.

Ladenburg’s Board of Directors declared an initial quarterly cash dividend of $0.01 per share of common stock, payable on September 28, 2017 to shareholders of record as of the close of business on September 15, 2017.

Future declarations of quarterly dividends are subject to the determination and discretion of Ladenburg’s Board of Directors.

About Ladenburg

Ladenburg Thalmann Financial Services Inc. (NYSE American: LTS, LTS PrA) is a publicly-traded diversified financial services company based in Miami, Florida. Ladenburg’s subsidiaries include industry-leading independent broker-dealer firms Securities America, Inc., Triad Advisors, Inc., Securities Service Network, Inc., Investacorp, Inc. and KMS Financial Services, Inc., as well as Premier Trust, Inc., Ladenburg Thalmann Asset Management Inc., Highland Capital Brokerage, Inc., a leading independent life insurance brokerage company, Ladenburg Thalmann Annuity Insurance Services LLC, a full-service annuity processing and marketing company, and Ladenburg Thalmann & Co. Inc., an investment bank which has been a member of the New York Stock Exchange for over 135 years. The company is committed to investing in the growth of its subsidiaries while respecting and maintaining their individual business identities, cultures, and leadership. For more information, please visit www.ladenburg.com.

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and the amount and timing of future quarterly dividends on its common stock. These statements are based on management’s current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, including the Department of Labor’s rule and exemptions pertaining to the fiduciary status of investment advice providers to 401(k) plan, plan sponsors, plan participants and the holders of individual retirement or health savings accounts, future cash flows, a change in the Company's dividend policy by the Company's Board of Directors (which has the ability in its sole discretion to increase, decrease or eliminate entirely the Company’s dividend at any time) and other risks and uncertainties affecting the operation of the Company’s business. These risks, uncertainties and contingencies include those set forth in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016 and other factors detailed from time to time in its other filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that the Company’s quarterly revenue and profits can fluctuate materially depending on many factors, including the number, size and timing of completed offerings and other transactions. Accordingly, the Company’s revenue and profits in any particular quarter may not be indicative of future results. The Company is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise, except as required by law.

Contact:    Emily Claffey / Benjamin Spicehandler
        Sard Verbinnen & Co
    212-687-8080